                                EXHIBIT (2)(ii)




                        INDEX OF EXHIBITS AND SCHEDULES



Exhibit 1.1A                               Permitted Encumbrances
Exhibit 1.1B                               Employee Receivables
Exhibit 1.1C                               Excluded Assets
Exhibit 1.2                                Additional Purchased Assets
Exhibit 1.2A                               Old Dominion's Asset Purchase Responsibility
Exhibit 5.1.5A                             Paperboard Supply Agreement
Exhibit 5.1.5B                             Paper Stock Supply Agreement
Exhibit 6.1                                Authority to Transact Business
Exhibit 10.10                              Survey Requirements
Exhibit 10.14A                             Company Non-Compete Agreement
Exhibit 10.14B                             Individual Non-Compete Agreements

Schedule 5.1.2A                            Original Record Categories
Schedule 5.1.2B                            Original or True Copy Record Categories
Schedule 6.5A                              Description of Real Property
Schedule 6.5B                              Description of Tangible Personal Property
Schedule 6.5C                              Consent Order
Schedule 6.6                               Schedule of Primary Contracts and
                                                   Agreements
Schedule 6.8A                              Schedule of Suits, Proceedings, Etc.
Schedule 6.8B                              Court of Agency Orders
Schedule 6.9A                              Schedule of Notices of Violations and Pending
                                                   Investigations
Schedule 6.9B                              Schedule of Material Licenses, Permits, Certificates,
                                                   Approvals, Registrations, Shoprights,
                                                   Authorizations and Memberships
Schedule 6.10                              Labor Disputes
Schedule 6.12                              Unpaid Taxes
Schedule 6.13A                             Employee Benefit Plans
Schedule 6.13B                             Employee Information
Schedule 6.13C                             Employee Benefit Plan Filings
Schedule 6.13D                             Pension Accrued Benefits and Actuarial Reports

                    INDEX OF EXHIBITS AND SCHEDULES - PAGE 2



Schedule 6.15                              Consents
Schedule 6.16                              Liabilities
Schedule 6.17                              Absence of Certain Changes or Events
Schedule 6.19A                             Hazardous Materials Currently Present
Schedule 6.19B                             Hazardous Materials Historically Present
Schedule 6.19C                             Hazardous Materials Management
Schedule 6.19D                             Permit & Regulation - Non Compliance
Schedule 6.19E                             Environmental Costs
Schedule 6.19F                             Violations of Environmental Requirements
Schedule 6.19G                             Schedule of Chemicals used at Halltown Paperboard
                                                   Company
Schedule 6.19H                             Restrictions on Transfer of Development
Schedule 6.24                              Safety Requirements
Schedule 10.16                             Consents



         Pursuant to Item 601(b)(2) of Regulation S-K, the foregoing Exhibits and Schedules have not been filed. The Registrant agrees to furnish supplementally a copy of any of such omitted Exhibits and Schedules to the Commission upon request.